RULE NO. 424(B)(3)
                                                      REGISTRATION NO. 333-89777


                 Prospectus Supplement No.1 dated March 29, 2000
                     to the Prospectus (the "Prospectus") of
                       Digital Lava Inc. (the "Company"),
                             dated October 20, 1999
                (included in Registration Statement on Form SB-2,
                           Registration No. 333-89777)
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     The prospectus under the caption "Selling Security Holders" indicates that
Marshall Blackham and Patricia Fish are selling security holders of, respectively, 7,500 and 10,000 Warrants, each exercisable for one share of Common Stock of the Company at $9.75 per share. Marshall Blackham and Patricia Fish have transferred all of these Warrants to Woodlake Village Associates, and Woodlake Village Associates is now a selling security holder for purposes of the prospectus with respect to 17,500 Warrants, each exercisable for one share of Common Stock of the Company at $9.75 per share.